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                                                                  Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 15, 1994 (except with respect to the matter discussed in Note 10, as to which the date is March 16, 1994), included in or incorporated by reference in Foote, Cone & Belding Communications, Inc.'s Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Form S-8 Registration Statement.

                                         Arthur Andersen & Co.


Chicago, Illinois
June 23, 1994